SCHEDULE 14C
                                 (RULE 14C-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION
                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:
[ ]  Preliminary information statement     [ ]  Confidential, for use of the
                                                Commission only (as permitted by
[X]  Definitive information statement           Rule 14c-5(d)(2))

                               NEWTECH BRAKE CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11. (1)
(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
(5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing Party:

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(4)  Date Filed:

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

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                        DEFINITIVE INFORMATION STATEMENT
                            DATED: DECEMBER 16, 2002

                               NEWTECH BRAKE CORP.
                              779 INDUSTRIAL BLVD.
                           BLAINVILLE, QUEBEC J7C 3V3
                                 (450) 434-6432
                              INFORMATION STATEMENT


      This information statement (the "Information Statement") is furnished to the shareholders of NewTech Brake Corp., a Delaware corporation (the "Company"), with respect to certain corporate actions of the Company. This information is first being provided to shareholders on or about December 16, 2002.

      The corporate actions involve three proposals (individually, a "Proposal" and collectively, the "Proposals"):

1. To elect five directors, each to serve until the next annual meeting of the Company's shareholders or until their successors are duly elected and qualified;

2. To approve an amendment to the Company's Certificate of Incorporation to increase the authorized common stock, par value $0.0001 per share, of the Company from 50,000,000 shares to 200,000,000 shares; and

3. To approve an amendment to the Company's Certificate of Incorporation to authorize the issuance of 10,000,000 shares of preferred stock, par value $0.0001 per share.

      ONLY THE COMPANY'S SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON DECEMBER 13, 2002 (THE "RECORD DATE") ARE ENTITLED TO NOTICE OF THE PROPOSALS. A PRINCIPAL SHAREHOLDER WHO, AS OF THE RECORD DATE, WILL COLLECTIVELY HOLD IN EXCESS OF 50% OF THE COMPANY'S 33,979,872 ISSUED AND OUTSTANDING SHARES ENTITLED TO VOTE ON THE PROPOSALS HAS INDICATED THAT IT WILL VOTE IN FAVOR OF THE PROPOSALS. AS A RESULT, THE PROPOSALS SHOULD BE APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDERS OF THE COMPANY. THIS ACTION IS EXPECTED TO BE TAKEN BY THE END OF JANUARY 2003.

                       BY ORDER OF THE BOARD OF DIRECTORS




                      YVON RANCOURT, CHAIRMAN OF THE BOARD

Blainville, Quebec
December 16, 2002

                                TABLE OF CONTENTS
                                                                        PAGE NO.
                                                                        --------

ABOUT THE INFORMATION STATEMENT..............................................1
    What is the purpose of the information statement?........................1
    Who is entitled to notice?...............................................1
    What corporate matters will certain shareholders vote for and how will they vote?...............................................................1
    What vote is required to approve each item?..............................2

STOCK OWNERSHIP..............................................................3
    Beneficial Owners........................................................3
    Directors And Executive Officers.........................................4
    Section 16(a) Beneficial Ownership Reporting Compliance..................4

PROPOSAL 1 - ELECTION OF DIRECTORS...........................................5
    Directors Standing For Election..........................................5
    Directors................................................................5
    Meetings.................................................................6
    Committees Of The Board Of Directors.....................................7
    Compensation Of Directors................................................7
    Employment Agreement.....................................................8
    Certain Transactions And Relationships With The Company..................8

PROPOSAL 2 - AMENDMENT TO THE CERTIFICATE OF INCORPORATION..................10
    Description Of Securities...............................................11

PROPOSAL 3 - AMENDMENT TO THE CERTIFICATE OF INCORPORATION..................13
    Anti-Takeover Effects Of Provisions Of The Certificate of Incorporation.14
    Independent Accountants.................................................14
    Additional Information..................................................15

                               NEWTECH BRAKE CORP.
                              779 INDUSTRIAL BLVD.
                           BLAINVILLE, QUEBEC J7C 3V3
                                 (450) 434-6432
                              _____________________

                              INFORMATION STATEMENT
                                DECEMBER 16, 2002


                            _________________________


      This  information   statement  contains  information  related  to  certain
corporate   actions  of  NewTech  Brake  Corp.,  a  Delaware   corporation  (the
"Company").


                         ABOUT THE INFORMATION STATEMENT


WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

      This information statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company's shareholders as of the close of business on the record date of corporate action expected to be taken pursuant to the consents or authorizations of a principle shareholder. A shareholder holding a majority of the Company's outstanding common stock is expected to act upon certain corporate matters outlined in this information statement, which action is expected to take place by the end of January 2003, consisting of (1) the election of directors; (2) the approval of an amendment to the Company's Certificate of Incorporation to increase the authorized common stock to 200,000,000 shares; and (3) the approval of an amendment to the Company's Certificate of Incorporation authorizing the issuance of 10,000,000 shares of preferred stock.


WHO IS ENTITLED TO NOTICE?

      Each outstanding share of common stock as of record on the close of business on the record date, December 13, 2002, will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. A shareholder as of the close of business on the record date that holds in excess of fifty percent (50%) of the Company's 33,979,872 issued and outstanding shares of common stock has indicated that it will vote in favor of the proposals. Under Delaware corporate law, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of 50.01% of the holders of voting stock in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the proposals is required.


WHAT CORPORATE MATTERS WILL THE PRINCIPAL SHAREHOLDER VOTE FOR AND HOW WILL IT VOTE?

      A shareholder holding a majority of the outstanding stock has indicated that it will vote for the following matters:

        o  FOR the election of the nominated slate of directors (see page 5);

        o FOR the approval of an amendment to the Company's Certificate of Incorporation to increase the authorized shares of the Company's common stock from 50,000,000 to 200,000,000 shares (see page 10); and

        o FOR the approval of an amendment to the Company's Certificate of Incorporation authorizing the issuance of 10,000,000 shares of preferred stock (see page 13).

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

      ELECTION OF DIRECTORS. For the election of directors, the affirmative vote of a majority of the shares of common stock outstanding on the record date, or 16,989,937, will be required for approval.

      INCREASE IN AUTHORIZED SHARES OF COMMON STOCK. For the approval of an amendment to the Company's Certificate of Incorporation to increase the authorized shares of the Company's common stock from 50,000,000 to 200,000,000, the affirmative vote of a majority of the shares of common stock outstanding on the record date, or 16,989,937, will be required for approval.

      AUTHORIZE SHARES OF PREFERRED STOCK. For the approval of an amendment to the Company's Certificate of Incorporation to authorize the issuance of 10,000,000 shares of preferred stock, par value $0.0001 per share, the affirmative vote of a majority of the shares of common stock outstanding on the record date, or 16,989,937, will be required for approval.

                                 STOCK OWNERSHIP

BENEFICIAL OWNERS

      As of November 6, 2002, other than the persons identified below, no person owned beneficially more than five percent (5%) of the Company's common stock. There are no other classes or series of capital stock outstanding. As of November 6, 2002, the Company had 33,979,872 shares of common stock outstanding.

                                                           COMMON STOCK
                                                         BENEFICIALLY OWNED
                                                -------------------------------
NAME/ADDRESS                                     NUMBER OF SHARES    PERCENT(1)
----------------------------------------------  ------------------- ------------
NewTech Group International, Inc.                   29,101,702(2)         85.6%
779 Industrial Blvd.
Blainville, Quebec J7C 3V3

____________________________________

(1) Applicable percentage of ownership is based on 33,979,872 shares of common stock outstanding as of November 6, 2002. NewTech Group does not hold any securities convertible or exercisable into shares of common stock.

(2) Pursuant to the Asset Transfer and Change of Control Agreement, dated April 11, 2002, by and between the Company and NewTech Group International Inc., the Company issued 30,000,000 shares of the Company's common stock to NewTech Group International Inc. as partial payment for product licensing and distribution rights. Subsequently, NewTech Group International transferred 898,298 shares, leaving 29,101,702 shares of common stock. The two majority shareholders of NewTech Group International are Mr. Yvon Rancourt and Mr. Claude Rancourt. Together they are majority shareholders of NewTech Group International, with each owning 26.67% of NewTech Group International. Accordingly, Mr. Yvon Rancourt and Mr. Claude Rancourt are deemed to be the beneficial owners of the shares in the Company held by the NewTech Group International.


      During the quarter ended May 31, 2002, the Company acquired certain assets of NewTech Group International Inc. and a change of control occurred. Subsequent to this event, the following changes occurred: (1) except for outstanding liabilities exceeding $200,000, obligations will be retained and satisfied by the Company over a period of twelve months following the closing of the transactions contemplated under the agreement; (2) senior management of NewTech Group International Inc. took control of the former Board of Directors of the Company; (3) on July 1, 2002, a 1 for 20 reverse stock split of the common stock of the Company became effective, along with the Company changing its name to
NewTech Brake Corp.; and (4) the Company purchased from NewTech Group International Inc. the license and related rights to NewTech Group's patented heavy vehicle brake technology.

      As of November 6, 2002, NewTech Group International Inc. is the majority shareholder with 29,101,702 shares of common stock, controlling 85.6% of the voting power and upon approval of this amendment to the Certificate of Incorporation will be entitled to an additional 29,800,000 shares of common stock in connection with the sale of the patented heavy vehicle brake technology to the Company. Since the authorized capital of the Company is 50,000,000 shares of common stock, the authorized capital stock of NewTech Brake must be increased in order for the Company to make the additional contracted license payment. Mr. Yvon Rancourt and Mr. Claude Rancourt are the controlling shareholders of NewTech Group International.

DIRECTORS AND EXECUTIVE OFFICERS

      The following table presents certain information regarding the beneficial ownership of all shares of common stock at November 6, 2002 for each executive officer and director of the Company. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. As of November 6, 2002, the Company had 33,979,872 shares of common stock outstanding.

                                                          COMMON STOCK
                                                        BENEFICIALLY OWNED
                                                 -------------------------------
NAME AND ADDRESS                                     NUMBER          PERCENT(1)
------------------------------------------------ ----------------- -------------
Yvon Rancourt                                      29,101,702(2)        85.6%

Claude Rancourt                                    29,101,702(2)        85.6%

All Officers and Directors as a Group              29,101,702(2)        85.6%

_______________________

(1) Applicable percentage of ownership is based on 33,979,872 shares of common stock outstanding as of November 6, 2002. Neither Mr. Yvon Rancourt and Mr. Claude Rancourt hold any securities convertible or exercisable into shares of common stock.

(2) These shares are held indirectly through NewTech Group International, Inc. Pursuant to the Asset Transfer and Change of Control Agreement, dated April 11, 2002, by and between the Company and NewTech Group International Inc., the Company issued 30,000,000 shares of the Company's common stock to NewTech Group International Inc. as partial payment for product licensing and distribution rights. Subsequently, NewTech Group International transferred 898,298 shares, leaving 29,101,702 shares of common stock. The two majority shareholders of NewTech Group International are Mr. Yvon Rancourt and Mr. Claude Rancourt. Together they are majority shareholders of NewTech Group International, with each owning 26.67% of NewTech Group International. Accordingly, Mr. Yvon Rancourt and Mr. Claude Rancourt are deemed to be the beneficial owners of the shares in the Company held by the NewTech Group International.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Based solely on a review of reports filed with the Company, Mr. Louis Lacroix did not file a report on time regarding a transaction in the Company's securities required to be filed for 2002 by Section 16(a) under the Securities Exchange Act of 1934. Though the required report was not filed timely, it was subsequently filed, accordingly, there is no failure to file the required reports. We are not aware of any other instances for the most recent fiscal year when an executive officer, director or owner of more than ten percent (10%) of the outstanding shares of common stock failed to comply with reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

DIRECTORS STANDING FOR ELECTION

      The Board of Directors of the Company consists of six seats. Each director holds office until the first annual meeting of shareholders following their election or appointment and until their successors have been duly elected and qualified. At present, the Company's bylaws require no fewer than one director. Upon the election of the nominated slate of directors, there will be one vacancy on the Board of Directors, which will be vacated by Jack Ehrenhaus. The Board of Directors has the right to fill the vacancy at any time, although the Board of Directors has no present plans to fill such vacancy.

      The Company does not have a nominating committee. The Board of Directors has nominated Yvon Rancourt, Claude Rancourt, Louis Lacroix, Gilbert Lasnier, and Marc-Antoine Gratton for election as directors. The nominees for directors have previously served as members of the Board of Directors of the Company and have consented to serve such term.

DIRECTORS

PRESENT TERM EXPIRES AT THE NEXT ANNUAL MEETING OF SHAREHOLDERS

YVON RANCOURT      Mr. Yvon Rancourt  became  Chairman of the Board of Directors
AGE 57             and Chief  Operating  Officer of the Company  effective April
                   19, 2002.  Mr.  Rancourt  became  President of the Company on
                   October 4, 2002 and has been acting Chief  Executive  Officer since November 19, 2002. Mr.  Rancourt is the inventor of the
                   NewTech  Full  Contact Disc Brake and was one of the founders and principal  patent  filers at NewTech Group  International
                   Inc. Since the beginning of NewTech Group  International Inc.
                   in 1989,  Mr.  Rancourt  has been  serving as Chairman of the
                   Board of  Directors  and Chief  Operating  Officer of NewTech
                   Group  International  Inc.  From 1981 to 1989,  Mr.  Rancourt
                   served as Director of Production at Compania  Minera  Ucalali
                   S.A.  From  1979 to 1981,  Mr.  Rancourt  worked as a private consultant in the wood finishing manufacturing industry. From
                   1976 to 1979, Mr. Rancourt served as Chief Executive  Officer of Dolphin Brake Inc. At Dolphin Brake Inc., Mr. Rancourt was
                   one of the  founders  and the  principal  patent filer of the first concept of full contact disc brakes for heavy vehicles.
                   From 1974 to 1976, Mr. Rancourt  served as Managing  Director
                   at  Les   Manufacturiers  de  Precision  de  Beauce  Inc.,  a
                   manufacturer  of truck trailer axles.  From 1973 to 1974, Mr.
                   Rancourt served as Director of Production for Snow Jet, a manufacturer of snowmobiles. In 1966, Mr. Rancourt founded
                   Beauce  Machine  Shop and served as Managing  Director  until
                   1973. Yvon is the brother of Claude Rancourt.

CLAUDE RANCOURT    Mr.  Claude  Rancourt  became a Director and the Secretary of
AGE 54             the Company  effective April 19, 2002. Since the formation of
                   NewTech Group  International  Inc. in 1989, Mr.  Rancourt has
                   been  serving as Chief  Executive  Officer and as Director of
                   Legal  Affairs  of  NewTech  Group   International  Inc.  Mr.
                   Rancourt was in private practice as a notary from 1976 to 2000, and from 1972 to 1974, specializing in the fields of Real Estate and Corporate Law. From 1974 to 1976, Mr.
                   Rancourt  served  as a  Director  at  Les  Manufacturiers  de
                   Precision de Beauce Inc. Mr. Rancourt is one of the founders of NewTech Group International Inc. and one of the filers of the first patents. He is the brother of Yvon Rancourt. Mr.
                   Rancourt  received a L.L.L.  (1971) and  D.D.N.  (1972)  from
                   Sherbrooke University, Quebec.

LOUIS LACROIX      Mr. Louis  Lacroix was appointed to the Board of Directors on
AGE 62             November 21, 2002.  Mr.  Lacroix is Chairman of the Teamsters
                   Canadian  Pension  Plan,  Member of the Quebec  Environmental
                   Foundation  and Member of the Council for the Canadian  Unity
                   since  1989.  Mr.  Louis  Lacroix  has been  involved  in the
                   Canadian  and Quebec  labor  movement for more than 30 years.
                   His  career  as a  trade-unionist  has  promoted  him  to the highest positions in the labor  organization  where he worked most of his  professional  life.  In 1989,  Mr.  Lacroix  was elected  President  for the Canadian  Conference of Teamsters
                   and  elected  Int'l  Vice  President  for  the  International
                   Brotherhood  of  Teamsters  in  1991,  which  is the  world's largest union in the transport industry. Mr. Lacroix has been
                   appointed   International  Director  and  President  for  the
                   Canadian  Conference of Teamster in 1988. Mr. Lacroix retired in 2000. In addition to his responsibilities as President and
                   International  Director,  Mr. Lacroix is directly involved in various activities and organizations of social, environmental and  para-professional  nature.  In  spite  of  his  numerous commitments  within the Teamsters Union, Mr. Lacroix has been
                   involved  in  various   social,   community  and   charitable
                   activities.  Mr.  Lacroix is the chairman of the Omnium Louis
                   Lacroix, an annual golf tournament which benefits various social and environmental organizations and was recipient of the "Histadrut Menorah Award."

GILBERT LASNIER    Mr.  Gilbert   Lasnier  became  a  Director  of  the  Company
AGE 46             effective April 19, 2002. Since 1997, Mr. Gilbert Lasnier has
                   worked for the International  Civil Aviation  Organization in
                   Montreal,  Quebec,  as a GIS analyst.  From 1990 to 1997, Mr.
                   Lasnier  founded and became  President  of Sigrafix  Inc.,  a
                   geographic    information    systems   company   engaged   in
                   implementation of cartographic software. From 1988 to 1990, Mr. Lasnier worked for Nepcom Inc., a civil works contrator, as a senior surveying technician and supervisor. From 1981 to 1988, Mr. Lasnier worked for different companies (Hydro
                   Quebec, Domtar, Geonumerigraphe, Luc Pelletier & Associates) as a surveying technician. From 1976 to 1980, Mr. Gilbert
                   Lasnier worked for the government in Geodesic Services as a technician.

MARC-ANTOINE       Mr.  Marc-Antoine  Gratton  became a Director  of the Company
GRATTON            effective  April 19, 2002.  Since 1987,  Mr. Gratton has been
AGE 50             serving as Vice  President and  Comptroller of Optron Inc., a
                   Canadian-based  company specializing in the sales rentals and
                   maintenance  of  Geodetic   Instruments  and  in  lasers  for
                   industry and construction. From 1974 to 1985, Mr. Gratton was
                   a  logistics   consultant   with  several  large   companies,
                   including  Bell Canada  International,  Cartier  Engineering,
                   BGCheco    International   and   J.F.    Pritchard   &   Sons
                   International.  During  this  time  from  1974 to  1985,  Mr.
                   Gratton  worked on a number of overseas  projects,  including the West-African Panaftel telecommunications  implementation,
                   the   Andekaleka   Hydroelectric   Development   Project   in
                   Madagascar and a large  telecommunications  project in Zaire.
                   During this same time period,  Mr. Gratton worked on the Reza
                   Shah Kabir Hydroelectric development project in Iran and as administrator of the Hassi R'Mel (Algeria) training center and site of a major natural gas plant.

MEETINGS

      During the Company's fiscal year ending February 28, 2002, the Board of Directors met on 9 occasions. Each incumbent director attended at least 75% of the total number of meetings of the Board and Committees on which he served.

      None of the directors or officers are an adverse party to any proceeding in connection with NewTech Brake.

COMMITTEES OF THE BOARD OF DIRECTORS

      AUDIT COMMITTEE. The Company does not currently have an Audit Committee. On October 4, 2002, the Board of Directors nominated Marc-Antoine Gratton and Claude Rancourt to become members of the Audit Committee upon being elected as directors.

      COMPENSATION COMMITTEE. The Company does not currently have a Compensation Committee. On October 4, 2002, the Board of Directors nominated Marc-Antoine Gratton, Louis Lacroix and Yvon Rancourt to become members of the Compensation Committee upon being elected as directors.

COMPENSATION OF DIRECTORS

      The Board of Directors has not received compensation for acting as a director. The proposed Board of Directors will receive options to purchase 125,000 shares of common stock during their terms as directors. The exercise price for these options is $0.50 per share and they expire one year after the director resigns from his directorship.

EXECUTIVE COMPENSATION

      The following table shows all the cash compensation paid by the Company, as well as certain other compensation paid or accrued, during the fiscal years ended February 28, 2002, 2001, and 2000, respectively, to the Company's named executive officers. No restricted stock awards, long-term incentive plan payouts or other types of compensation, other than the compensation identified in the chart below, were paid to any executive officer during these fiscal years.



                               ANNUAL COMPENSATION                     LONG-TERM COMPENSATION
                       ------------------------------------- ------------------------------------------------
                                                                  AWARDS                  PAYOUTS
                                                             ----------------------- ------------------------
                                                                          SECURITIS
                                                    OTHER     RESTRICTED  UNDERLYING
                                                    ANNUAL      STOCK      OPTIONS/     LTIP      ALL OTHER
NAME AND                         SALARY   BONUS   COMPENSATION  AWARD(S)    SAR'S      PAYOUTS   COMPENSATION
PRINCIPAL POSITION       YEAR     ($)      ($)         ($)       (#)        (#)         ($)          ($)
------------------       ----    ------   -----   ------------ ----------- ----------  -------   ------------

Mr. Jack Ehrenhaus       2002      $     0 $  0   $      0         0               0       0          $   0
Former President         2001      $     0 $  0   $      0         0               0       0          $   0


Christian Richer         2002(5)   $     0 $  0          0         0               0       0          $   0
Former Chief Executive   2001      $     0 $  0   $4,000(3)        0               0       0          $   0
Officer(2)               2000      $     0 $  0   $4,000(3)    100,000(4)  100,000(5)      0          $   0

_______________________

(1)   Mr. Ehrenhaus was the President of the Company from December 31, 2001 to October 4, 2002.

(2)   Mr. Richer was appointed Chief Executive  Officer of the Company effective August 29, 2000 and resigned from his position  effective May 1, 2001. Mr. Richer had an employment  agreement under which he was to receive an annual  salary of $90,000 per year.  Due to cash  shortages,  Mr. Richer did not receive any portion of this salary.

(3)   Mr. Richer's  employment  contract  provided for an annual car allowance of $4,000.

(4)   Under the terms of his employment  contract,  Mr. Richer was granted options to purchase 100,000 shares of NewTech  Brake  common  stock at an exercise  price of $0.05 per share for each year his  employment contract was in effect.

(5)   Under the terms of his  employment  contract,  Mr. Richer was granted  100,000  shares of the Company's common stock.


      The following table contains information regarding options granted during the fiscal year ended February 28, 2002 to the Company's named executive officers. No options were granted to Mr. Ehrenhaus.


                                        OPTION/SAR GRANTS TABLE
                                                %TOTAL
                                             OPTIONS/SAR'S
                                              GRANTED TO
                                              EMPLOYEES
                      NO. OF SECURITIES    IN FISCAL YEAR
                         UNDERLYING            ENDED
                        OPTIONS/SAR'S      FEBRUARY 28, 2002   EXERCISE OR BASE PRICE
NAME                     GRANTED (#)             (%)              ($ PER SHARE)         EXPIRATION DATE
--------------------- ----------------- ---------------------- ----------------------- ----------------

Christian Richer,        100,000(1)              100%                  $0.05            March 31, 2001
Former Chief Executive
Officer
_________________________

(1)   This option was exercised on March 31, 2001.


      The following table contains information regarding options exercised in the fiscal year ended February 28, 2002, and the number of shares of common stock underlying options held as of February 28, 2002, by the Company's named executive officers. Mr. Ehrenhaus did not hold any options in the Company.


                                          AGGREGATED OPTIONS/SAR EXERCISES
                                               IN LAST FISCAL YEAR AND
                                       FISCAL YEAR END OPTIONS/SAR VALUES (1)

                                                                                       VALUE OF UNEXERCISED
                     SHARES                     NUMBER OF SECURITIES UNDERLYING       IN-THE-MONEY OPTIONS/SAR'S
                    ACQUIRED       VALUE      UNEXERCISED OPTIONS/SAR'S AT FY-END              AT FY-END
                   ON EXERCISE    REALIZED                  (#)                                    ($)
----------------- -------------- ----------- ------------------------------------- --------------------------------
NAME                   (#)          ($)        EXERCISABLE         UNEXCERSIABLE       EXERCISABLE    UNEXERCSIABLE
----------------- -------------- ----------- ------------------------------------- --------------------------------
Christian Richer,
Former Chief
Executive Officer    100,000       $5,000            -0-                   -0-               -0-            -0-


EMPLOYMENT AGREEMENT

      On April 28, 2000, the Company entered into a one-year employment agreement with its former Chief Executive Officer, Mr. Christian Richer. The agreement was effective May 1, 2000 through April 30, 2001 and was automatically renewed unless either party gave notice to terminate within 60 days of the expiration date, which was April 30. The agreement provided for an annual salary of $90,000. Under the terms of the agreement, Mr. Richer also received 100,000 shares of the Company's common stock. In addition, each year the agreement was in effect, Mr. Richer was granted options to purchase 100,000 shares of the Company's common stock at an exercise price of $0.05 per share. Mr. Richer's employment contract also provided for an annual car allowance of $4,000 annually. The contract was not renewed after April 30, 2001.


CERTAIN TRANSACTIONS AND RELATIONSHIPS WITH THE COMPANY

      On July 1, 2002, the Asset Transfer and Change in Control Agreement was completed and NewTech Brake Corp. transferred to NewTech Group International Inc. 30,000,000 shares of the Company's common stock toward the partial payment for product licensing and distribution rights set out in the agreement. Under the terms of the agreement, the Company purchased the NewTech Group International Inc. heavy vehicle brake product licensing and distribution rights for North America and Europe at a value of $11,960,000 and will issue a total of 59,800,000 shares of its common stock. Additionally, royalties are to be paid but the amount is yet to be determined. Upon approval of the amendment to the Certificate of Incorporation for the authorization of additional shares of common stock, NewTech Group will be entitled to an additional 29,800,000 shares of common stock in connection with the Asset Transfer and Change in Control Agreement.

      In February 2002, the Company issued 1,500,000 shares of common stock to its Chairman of the Board of Directors, Ilya Gerol and Vice-President, Viatcheslav Makarow in settlement of accrued, unpaid wages in the amount of $45,996 and loans to the Company in the amount of $20,000.

      In September 2001, the Company issued 1,100,000 shares of common stock to its Chairman of the Board of Directors, Ilya Gerol, Vice-President, Virtchestov Makarov and Olga Frolova, as an administrative employee, in settlement of accrued unpaid wages in the amount of $156,735.24. Of the 1,100,000 shares of common stock distributed, Mr. Gerol received 500,000 shares of common stock, Mr. Makarov received 500,000 shares of common stock and Ms. Frolova received 100,000 shares of common stock as compensation.

      By way of an assignment from VI Interservice Inc., an entity owned by V. Makarov, a former director and officer of the Company, the Company entered into an office lease agreement for its Montreal office on September 15, 2000. The lease was cancelled in December 2001. The monthly rent amount was $1,705. Prior to September 15, 2000, the Company rented office space from VI Interservice Inc. at an annual rental of $24,000. The Company believes the rate was at fair-market value.

           PROPOSAL 2 - AMENDMENT TO THE CERTIFICATE OF INCORPORATION

      The Company's Board of Directors proposes an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock, par value $0.0001 per share, from 50,000,000 to 200,000,000 shares.

      There are certain advantages and disadvantages of voting for an increase in the Company's authorized common stock. The advantages include:

      o  The ability to raise capital by issuing capital stock.

      o The ability to fulfill our Company's obligations by having capital stock available upon the exercise or conversion of outstanding options, warrants and convertible debentures.

      The disadvantages include:

      o Dilution to the existing shareholders, including a decrease in our net income per share in future periods. This could cause the market price of our stock to decline.

      o The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the Company's Board of Directors' desires. A takeover may be beneficial to independent shareholders because, among other reasons, a potential suitor may offer such shareholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

      The amendment to the Company's Certificate of Incorporation provides for the authorization of 150,000,000 additional shares of our Company's common stock. As of November 6, 2002, 33,979,872 shares of the Company's common stock were issued and outstanding.

      The amendment to the Company's Certificate of Incorporation shall be filed with the Delaware Secretary of State so that the first paragraph of Article IV of the Certificate of Incorporation shall be as follows:

            "The total number of shares of common stock which this corporation is authorized to issue is: Two Hundred Million (200,000,000) shares with a par value of ($0.0001) per share."

      Immediately upon authorization of 200,000,000 shares of our Company's common stock, the Company shall issue 29,800,000 shares of common stock to NewTech Group International Inc. pursuant to the terms of the Asset Acquisition and Change of Control Agreement, dated April 11, 2002, between the Company and NewTech Group International Inc. NewTech Group International was issued 30,000,000 shares of stock as partial payment for product licensing and distribution rights. Pursuant to the agreement, the Company acquired certain assets of NewTech Group International Inc. and a change of control was executed. Subsequent to this event the following changes occurred: (1) except for outstanding liabilities exceeding $200,000, obligations will be retained and satisfied by the Company over a period of twelve months following the closing of the transactions contemplated under the agreement; (2) senior management of NewTech Group International Inc. took control of the former Board of Directors of the Company; (3) on July 1, 2002, a 1 for 20 reverse stock split of the common stock of the Company became effective, along with the Company changing its name to NewTech Brake Corp.; and (4) the Company purchased from NewTech Group International Inc. the license and related rights to NewTech Group's patented heavy vehicle brake technology. As of November 6, 2002, NewTech Group International Inc. is the majority shareholder with 29,101,702 shares of common stock, controlling 85.6% of the voting power, and upon approval of this amendment to the Certificate of Incorporation will be entitled to an additional 29,800,000 shares of common stock in connection with the sale of the patented heavy vehicle brake technology to the Company. Since the authorized capital of the Company is 50,000,000 shares of common stock, the authorized capital stock of the Company must be increased in order for the Company to make the additional contracted license payment.

      In addition to the shares to be issued above, the Company intends to issue shares under an Equity Line of Credit. In October 2002, the Company entered into an Equity Line of Credit with Cornell Capital Partners, LP. Pursuant to the Equity Line of Credit, the Company may, at its discretion, periodically sell, over a two-year period, to Cornell Capital shares of common stock for a total purchase price of up to $25.0 million. For each share of common stock purchased under the Equity Line of Credit, Cornell Capital will pay 97% of the lowest closing bid price of the Company's common stock on the Over-the-Counter Bulletin Board or other principal market on which its common stock is traded for the 5 days immediately following the notice date of an advance. Cornell Capital is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital will retain 6% of each advance under the Equity Line of Credit. In addition, the Company engaged Aegis Capital Corp., an unaffiliated registered broker-dealer, to act as its exclusive placement agent in connection with the Equity Line of Credit. For its services, Aegis Capital Corp. received 23,810 shares of the Company's common stock. The effectiveness of the sale of the shares under the Equity Line of Credit is conditioned upon the Company registering the shares of common stock with the Securities and Exchange Commission. Since the authorized capital of the Company is 50,000,000 shares of common stock, the authorized capital stock of the Company must be increased in order for the Company to draw down upon the Equity Line of Credit.

      The Company's Board of Directors believes that it is desirable to have additional authorized shares of common stock available for possible future financings, possible future acquisition transactions and other general corporate purposes. Other than the Equity Line of Credit agreement, the Company does not have any current arrangement or commitment for financing or acquisitions. Having such additional authorized shares of common stock available for issuance in the future should give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders' meeting. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing shareholders, management believes that such transactions would increase the value of the Company to its shareholders.

DESCRIPTION OF SECURITIES

COMMON STOCK

      The current authorized capital stock of the Company consists of 50,000,000 shares of common stock, par value $0.0001 per share. As of November 6, 2002, the Company had 33,979,872 shares of common stock issued and outstanding. Each share of the Company's common stock entitles the holder to one vote on each matter submitted to a vote of shareholders, including the election of directors. There is no cumulative voting. The holders of the Company's common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. Holders of the Company's common stock have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions available to the Company's common stock. In the event of liquidation, dissolution or winding up the Company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. Additional information can be found in our Certificate of Incorporation and our Bylaws, which were filed as exhibits to our registration statement on Form 10-SB 12G filed with the SEC on August 5, 1999.

OPTIONS, WARRANTS, OTHER CONVERTIBLE SECURITIES

      OPTIONS: There are no outstanding options. Upon election, each member of the proposed board of directors will receive options to purchase 125,000 shares of common stock at an exercise price of $0.50 per share. These options expire one year from the date the director leaves office.

      WARRANTS: The Company issued 354,250 Class B warrants. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $30.00, which has been adjusted for a one-for-twenty reverse stock split. The warrants are subject to adjustment and expire on May 31, 2003.

      CONVERTIBLE DEBENTURES: On September 19, 2000, the Company entered into a convertible debenture agreement with an unaffiliated party. The amount of the debenture was $300,000 Canadian Dollars (U.S. $200,100). The debenture bears interest of 10% per annum and expired on September 30, 2002. On December 4, 2002, the holder of the debenture accepted the proposal to repurchase the debenture by the Company. The repurchase would consist of 16 payments of $25,000 Canadian Dollars and one payment of $20,188 Canadian Dollars. This new agreement will replace the original agreement.

           PROPOSAL 3 - AMENDMENT TO THE CERTIFICATE OF INCORPORATION

      The Company's Board of Directors proposes an amendment to the Company's Certificate of Incorporation to authorize and issue shares of preferred stock, par value $0.0001 per share.

      There are certain advantages and disadvantages of voting for an increase in the Company's authorized preferred stock. The advantages include:

      o   The ability to raise capital by issuing capital stock.

      o The ability to fulfill our Company's obligations by having capital stock available upon the exercise or conversion of outstanding options, warrants and convertible debentures.

      The disadvantages include:

      o Dilution to the existing shareholders, including a decrease in our net income per share in future periods. This could cause the market price of our stock to decline.

      o The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the Company's Board of Directors' desires. A takeover may be beneficial to independent shareholders because, among other reasons, a potential suitor may offer such shareholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

      The amendment to the Company's Certificate of Incorporation shall be filed with the Delaware Secretary of State so that the second paragraph of Article IV of the Certificate of Incorporation shall be as follows:

            "The total number of shares of preferred stock which this corporation is authorized to issue is: Ten Million
            (10,000,000) shares with a par value of ($0.0001) per share. The preferred stock may be issued in one or more series, from time to time, with each such series to have such designations, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors, subject to the limitations prescribed by law and in accordance with the provisions hereof, the Board of Directors being hereby expressly vested with authority to adopt any such resolution or resolutions."

      The Company's Board of Directors believes that it is desirable to have authorized shares of preferred stock available for possible future financings, possible future acquisition transactions and other general corporate purposes. Other than the Equity Line of Credit agreement, the Company does not have any current arrangement or commitment for financing or acquisitions. Having such authorized shares of preferred stock available for issuance in the future should give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders' meeting. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing shareholders, management believes that such transactions would increase the value of the Company to its shareholders.

TRANSFER AGENT

      TRANSFER   AGENT  AND   REGISTRAR.   The  Company's   transfer   agent  is
Intercontinental Registrar & Transfer Agency Inc., 900 Buchanan, P.O. Box 62405, Boulder City, Nevada 89006. Its telephone number is (702) 293-6717.


ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE CERTIFICATE OF INCORPORATION

      AUTHORIZED AND UNISSUED STOCK. Authorized but unissued shares of common stock and preferred stock, if approved, would be available for future issuance without our shareholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the Company's Board of Directors' desires. A takeover may be beneficial to shareholders because, among other reasons, a potential suitor may offer shareholders a premium for their shares of stock compared to the then-existing market price.

      The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management, which would render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of the Company's management.

INDEPENDENT ACCOUNTANTS

      The firm of Mark Cohen C.P.A. served as our Company's independent accountants for the fiscal year ended February 28, 2002 in connection with the audit and the review of the quarterly Form 10-QSBs. The Company anticipates that Mark Cohen C.P.A. will serve as its independent accountants for Fiscal 2003.

      AUDIT FEES. The aggregate fees billed for professional services rendered was $17,500 for the audit of the Company's annual financial statements for the year ended February 28, 2002 and the reviews of the financial statements included in the Company's Forms 10-QSB for the 2002 fiscal year. The Company anticipates that the aggregate fees to be billed for the 2003 fiscal year audit will be approximately $17,500.

      FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. None of the professional services described in Paragraphs (c)(4)(ii) of Rule 2-01 of Regulation S-X were rendered by the principal accountant for the year ended February 28, 2002.

      ALL OTHER FEES. Other than the services described above under the captions "Audit Fees," the aggregate fees billed for services rendered by the principal accountant was $0 for the year ended February 28, 2002.

      The Board of Directors took into consideration whether the provision of the services described above was for fiscal year 2002 and will be for fiscal year 2003 compatible with maintaining the principal accountant's independence.

ADDITIONAL INFORMATION

      INCORPORATION BY REFERENCE. Certain financial and other information required pursuant to Item 13 of the Proxy Rules is incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended February 28, 2002 and Quarterly Report on Form 10-QSB for the quarter ended August 31, 2002, which are being delivered to the shareholders with this information statement. In order to facilitate compliance with Rule 2-02(a) of Regulation S-X, one copy of the definitive Information statement will include a manually signed copy of the accountant's report.

                                           BY ORDER OF THE BOARD OF DIRECTORS


                                           /s/ Yvon Rancourt
                                           ------------------------
                                           Yvon Rancourt
                                           Chairman of the Board

Blainville, Quebec
December 16, 2002